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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

The Registrant has the following subsidiaries:


          NAME                                                    JURISDICTION
          ----                                                    ------------
          Breakaway Capital I LLC                                 Delaware
          Breakaway Capital Inc.                                  Delaware
          Breakaway Securities Corporation                        Massachusetts
          Breakaway Solutions Asia Pacific Limited                Bermuda
          Breakaway Solutions KK                                  Japan
          Breakaway Solutions Ltd.                                England
          Breakaway Solutions Europe Limited                      Ireland
          Celtic Acquisition Corp. (WPL Laboratories)             Pennsylvania
          DataCyr Corporation                                     Delaware
          Eggrock Partners, Inc.                                  Delaware
          Norsec, Inc.                                            Massachusetts
          Web Yes, Inc.                                           Massachusetts